BlackRock S&P 500® Protected Equity Fund, Inc.

(formerly S&P 500® Protected Equity Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Form of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Appendix I of Schedule 14A (Definitive Notice and Proxy Statement) filed on June 15, 2006 (SEC Accession No. 0000891092-06-001532).